Exhibit 24.1
POLYONE CORPORATION
REGISTRATION STATEMENT ON FORM S-4
POWER OF ATTORNEY
     Each undersigned officer and/or director of PolyOne Corporation, an Ohio corporation (the “Registrant”), does hereby make, constitute and appoint Stephen D. Newlin, Lisa K. Kunkle, John L. Rastetter and W. David Wilson, and each of them, as the true and lawful attorney-in-fact or attorneys-in-fact, with full power of substitution and resubstitution, for each of the undersigned and in the name, place and stead of each of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 (the “Securities Act”) one or more registration statements on Form S-4 relating to the registration of the Company’s debt securities in connection with the exchange offer of such debt securities, with any and all amendments, supplements and exhibits thereto, including pre-effective and post-effective amendments or supplements or any additional registration statement filed pursuant to Rule 462 promulgated under the Securities Act, with full power and authority to do and perform any and all acts and things whatsoever required, necessary or desirable to be done in the premises, hereby ratifying and approving the act of said attorneys and any of them and any such substitute.
     IN WITNESS WHEREOF, the undersigned have subscribed these presents as of the 17th day of April, 2008.

/s/ Stephen D. Newlin	/s/ W. David Wilson

Stephen D. Newlin	W. David Wilson
Chairman, President and Chief Executive Officer	Senior Vice President and Chief Financial Officer

/s/ J. Douglas Campbell	/s/ Carol A. Cartwright

J. Douglas Campbell	Dr. Carol A. Cartwright
Director	Director

/s/ Gale Duff-Bloom	/s/ Richard H. Fearon

Gale Duff-Bloom	Richard H. Fearon
Director	Director

/s/ Robert A. Garda	/s/ Gordon D. Harnett

Robert A. Garda	Gordon D. Harnett
Director	Director

/s/ Edward J. Mooney	/s/ Farah M. Walters

Edward J. Mooney	Farah M. Walters
Director	Director